                                                                    EXHIBIT 10.9

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

SYKES(TM)
Real People. Real Solutions.

PLEASE READ THIS AGREEMENT CAREFULLY. THIS AGREEMENT DESCRIBES THE BASIC LEGAL AND ETHICAL RESPONSIBILITIES THAT YOU ARE REQUIRED TO OBSERVE AS AN EXECUTIVE EXPOSED TO HIGHLY SENSITIVE TECHNOLOGY AND STRATEGIC INFORMATION. CONSULT WITH YOUR LEGAL COUNSEL IF ALL THE TERM OR RENEWAL PERIOD AND PROVISIONS OF THIS AGREEMENT ARE NOT FULLY UNDERSTOOD BY YOU.

      THIS AGREEMENT is made as of the 18th day of February 2002, by and between SYKES ENTERPRISES, INCORPORATED, a Florida corporation (the "Company"), and CHARLES E. SYKES (the "Executive").

                              W I T N E S S E T H :

      WHEREAS, the Company desires to assure itself of the Executive's continued employment in an executive capacity; and

      WHEREAS, the Executive desires to be employed by the Company on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

      1. EMPLOYMENT AND DUTIES. Subject to the terms and conditions of this Agreement, the Company shall employ the Executive during the Term or Renewal Period(s) (as hereinafter defined) in such management capacities as may be assigned from time to time by the Company. The Executive accepts such employment and agrees to devote his/her best efforts and entire business time, skill, labor, and attention to the performance of such duties. The Executive agrees to promptly provide a description of any other commercial duties or pursuits engaged in by the Executive to the Company's Board of Directors. If the Board of Directors determines in good faith that such activities conflict with the Executive's performance of his/her duties hereunder, the Executive shall promptly cease such activities to the extent as directed by the Board of Directors. It is acknowledged and agreed that such description shall be made regarding any such activities in which the Executive owns more than 5% of the ownership of the organization or which may be in violation of Section 5 hereof, and that the failure of the Executive to provide any such description shall enable the Company to terminate the Executive for Cause (as provided in Section 6(c) hereof). The Company agrees to hold any such information provided by the Executive confidential and not disclose the same to any person other than a person to whom disclosure is reasonably necessary or appropriate in light of the circumstances. In addition, the Executive agrees to serve without additional compensation if elected or appointed to any office or position, including as a director, of the Company or any subsidiary or affiliate of the Company; provided, however, that the Executive shall be entitled to receive such benefits and additional compensation, if any, that is paid to executive officers of the Company in connection with such service.

      2. TERM OR RENEWAL PERIOD. Subject to the Term or Renewal Period(s) and conditions of this Agreement, including, but not limited to, the provisions for termination set forth in Section 6 hereof, the employment of the Executive under this Agreement shall commence on the effective date hereof and shall continue for the term of employment stated in Exhibit A attached hereto and incorporated herein (such Term shall herein be defined as the "Term"). Provided, however, that this Agreement shall renew automatically for successive one (1) year periods ("Renewal Periods") unless either party gives written notice of termination at least that number of


Executive/Term or Renewal Period           Sykes Enterprises Inc.   [ILLEGIBLE]
Revised February 2002                         Page Number 1             Initial

                                                                Charles E. Sykes
                             General Manager and Senior Vice President, Americas


days set forth on Exhibit A before the end of the Term or Renewal Period, as applicable (the "Renewal Notice Period"). The Executive agrees that some portions of this Agreement, including Sections 4, 5, and 6 hereof, will remain in force after the termination of this Agreement.

      3. COMPENSATION.

      (a) Base Salary and Bonus. As compensation for the Executive's services under this Agreement, the Executive shall receive and the Company shall pay a weekly base salary set forth on Exhibit A. Such base salary may be increased but not decreased during the Term or Renewal Period in the Company's discretion based upon the Executive's performance and any other factors the Company deems relevant. Such base salary shall be payable in accordance with the policy then prevailing for the Company's executives. In addition to such base salary, the Executive shall be entitled during the Term or Renewal Period to a performance bonus set forth on Exhibit A and to participate in and receive payments from, at the Company's election, other bonus and other incentive compensation plans, if any, as may be adopted by the Company.

      (b) Payments. All amounts paid pursuant to this Agreement shall be subject to withholding or deduction by reason of the Federal Insurance Contribution Act, federal income tax, state and local income tax, if any, and comparable laws and regulations.

      (c) Other Benefits. The Executive shall be reimbursed by the Company for all reasonable and customary travel and other business expenses incurred by the Executive in the performance of the Executive's duties hereunder in accordance with the Company's standard policy regarding expense verification practices. The Executive shall be entitled to that number of weeks paid vacation per year that is available to other executive officers of the Company in accordance with the Company's standard policy regarding vacations and such other fringe benefits as may be set forth on Exhibit A and shall be eligible to participate in such pension, life insurance, health insurance, disability insurance, and other executive benefits plans, if any, which the Company may from time to time make available to its executive officers generally.

      4. CONFIDENTIAL INFORMATION.

      (a) The Executive has acquired and will acquire information and knowledge respecting the intimate and confidential affairs of the Company, including, without limitation, confidential information with respect to the Company's technical data, research and development projects, methods, products, software, financial data, business plans, financial plans, customer lists, business methodology, processes, production methods and techniques, promotional materials and information, and other similar matters treated by the Company as confidential (the "Confidential Information"). Accordingly, the Executive covenants and agrees that during the Executive's employment by the Company (whether during the Term or Renewal Period hereof or otherwise) and thereafter, the Executive shall not, without the prior written consent of the Company, disclose to any person, other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of the Executive's duties hereunder, any Confidential Information obtained by the Executive while in the employ of the Company.

      (b) The Executive agrees that all memoranda; notes; records; papers or other documents; computer disks; computer, video or audio tapes; CD-ROMs; all other media and all copies thereof relating to the Company's operations or business, some of which may be prepared by the Executive; and all objects associated therewith in any way obtained by the Executive shall be the Company's property. This shall include, but is not limited to, documents; computer disks; computer, video and audio tapes; CD-ROMs; all other media and objects concerning any technical data, methods, products, software, research and development projects, financial data, financial plans, business plans, customer lists, contracts, price lists, manuals, mailing lists, advertising materials; and all other materials and records of any kind that may be in the Executive's possession or under the Executive's control. The Executive shall not, except for the Company's use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the Company's facilities, nor use any information concerning them except for the Company's benefit, either during the Executive's employment or thereafter. The Executive covenants and agrees that the Executive will deliver all of the aforementioned documents and objects, if any, that may be in the


Executive/Term                   Sykes Enterprises, Incorporated    [ILLEGIBLE]
Revised February 2002                     Page Number 2                 Initial

                                                                Charles E. Sykes
                             General Manager and Senior Vice President, Americas


Executive's possession to the Company upon termination of the Executive's employment, or at any other time at the Company's request.

      (c) In any action to enforce or challenge these Confidential Information provisions, the prevailing party is entitled to recover its attorney's fees and costs.

      5. COVENANT NOT-TO-COMPETE AND NO SOLICITATION. Executive recognizes that the Company is in the business of employing individuals to provide specialized and technical services to the Company's Clients. The purpose of these Covenant Not-to-Compete and No Solicitation provisions are to protect the relationship which exists between the Company and its Client while Executive is employed and after Executive leaves the employ of the Company. The consideration for these Covenant Not-to-Compete and No Solicitation provisions is the Executive's employment with the Company.

            (a) Executive acknowledges the following:

                  (1) The Company expended considerable resources in obtaining contracts with its Clients;

                  (2) The Company expended considerable resources to recruit and hire employees who could perform services for its Clients;

                  (3) Through his/her employ with the Company, Executive will develop a substantial relationship with the Company's existing or potential Clients, including, but not limited to, being the sole or primary contact between the Client and the Company;

                  (4) Executive will be exposed to valuable confidential
            business information about the Company, its Clients, and the Company's relationship with its Client;

                  (5) By providing services on behalf of the Company, Executive will develop and enhance the valuable business relationship between the Company and its Client;

                  (6) The relationship between the Company and its Client
            depends on the quality and quantity of the services Executive performs;

                  (7) Through employment with the Company, Executive will
            increase his/her opportunity to work directly for the Client or for a competitor of the Company; and

                  (8) The Company will suffer irreparable harm if Executive
            breaches these Covenant Not-to-Compete and No Solicitation provisions of this Agreement.

            (b) Executive agrees that:

                  (1) The relationship between the Company and its Client
            (developed and enhanced when the Executive performs services on behalf of the Company) is a legitimate business interest for the Company to protect;

                  (2) The Company's legitimate business interest is protected by the existence and enforcement of these Covenant Not-to-Compete and No Solicitation provisions;

                  (3) The business relationship which is created or exists
            between the Company and its Client, or the goodwill resulting from it, is a business asset of the Company and not the Executive; and


Executive/Term                   Sykes Enterprises, Incorporated    [ILLEGIBLE]
Revised February 2002                     Page Number 3                 Initial

                                                                Charles E. Sykes
                             General Manager and Senior Vice President, Americas


                  (4) Executive will not seek to take advantage of opportunities which result from his/her employment with the Company and that entering into the Agreement containing Covenant Not-to-Compete and No Solicitation provisions is reasonable to protect the Company's business relationship with its Clients.

            (c) Restrictions on Executive. During the Term or Renewal Period(s) of this Agreement and for a period of time set forth on herein after the termination of this Agreement, for whatever reason, whether such termination was by the Company or the Executive, voluntarily or involuntarily, and whether with or without cause, Executive agrees that he/she shall not, as a principal, employer, stockholder, partner, agent, consultant, independent contractor, employee, or in any other individual or representative capacity:

                  (1) Directly or indirectly engage in, continue in, or carry on the business of the Company or any business substantially similar thereto, including owning or controlling any financial interest in any corporation, partnership, firm, or other form of business organization which competes with or is engaged in or carries on any aspect of such business or any business substantially similar thereto;

                  (2) Consult with, advise, or assist in any way, whether or not for consideration of any kind, any corporation, partnership, firm, or other business organization which is now, becomes, or may become a competitor of the Company in any aspect of the Company's business during the Executive's employment with the Company, including, but not limited to, advertising or otherwise endorsing the products of any such competitor or loaning money or rendering any other form of financial assistance to or engaging in any form of transaction whether or not on an arm's length basis with any such competitor;

                  (3) Provide or attempt to provide or solicit the opportunity to provide or advise others of the opportunity to provide any services of the type Executive performed for the Company or the Company's Clients (regardless of whether and how such services are to be compensated, whether on a salaried, time and materials, contingent compensation, or other basis) to or for the benefit of any Client (i) to which Executive has provided services in any capacity on behalf of the Company, or (ii) to which Executive has been introduced to or about which the Executive has received information through the Company or through any Client from which Executive has performed services in any capacity on behalf of the Company;

                  (4) Retain or attempt to retain, directly or indirectly, for itself or any other party, the services of any person, including any of the Company's employees, who were providing services to or on behalf of the Company while Executive was employed by the Company and to whom Executive has been introduced or about whom Executive has received information through the Company or through any Client for which Executive has performed services in any capacity on behalf of the Company;

                  (5) Engage in any practice, the purpose of which is to evade the provisions of this Agreement or to commit any act which is detrimental to the successful continuation of or which adversely affects the business or the Company; provided, however, that the foregoing shall not preclude the Executive's ownership of not more than 2% of the equity securities of a company whose securities are registered under Section 12 of the Securities Exchange Act of 1934, as amended;

                  (6) For purpose of these Covenant Not-to-Compete and No
            Solicitation provisions, Client includes any subsidiaries, affiliates, customers, and clients of the Company's Clients. The Executive agrees that the geographic scope of this Covenant Not-to-Compete shall extend to the geographic area where the Company's Clients conduct business at any time during the Term or Renewal Period(s) of this Agreement. For purposes of this Agreement, "Clients" means any


Executive/Term                   Sykes Enterprises, Incorporated    [ILLEGIBLE]
Revised February 2002                     Page Number 4                 Initial

                                                                Charles E. Sykes
                             General Manager and Senior Vice President, Americas


            person or entity to which the Company provides or has provided within a period of one (1) year prior to the Executive's termination of employment, labor, materials or services for the furtherance of such entity's or person's business or any person or entity that within such period of one (1) year the Company has pursued or communicated with for the purpose of obtaining business for the Company.

            (d) Enforcement. These Covenant Not-to-Compete and No Solicitation provisions shall be construed and enforced under the laws of the State of Florida. In the event of any breach of this Covenant Not-to-Compete, the Executive recognizes that the remedies at law will be inadequate, and that in addition to any relief at law which may be available to the Company for such violation or breach and regardless of any other provision contained in this Agreement, the Company shall be entitled to equitable remedies (including an injunction) and such other relief as a court may grant after considering the intent of this Section 5. It is further acknowledged and agreed that the existence of any claim or cause of action on the part of the Executive against the Company, whether arising from this Agreement or otherwise, shall in no way constitute a defense to the enforcement of this Covenant Not-to-Compete, and the duration of this Covenant Not-to-Compete shall be extended in an amount which equals the time period during which the Executive is or has been in violation of this Covenant Not-to-Compete. In the event a court of competent jurisdiction determines that the provisions of this Covenant Not-to-Compete are excessively broad as to duration, geographic scope, prohibited activities or otherwise, the parties agree that this covenant shall be reduced or curtailed only to the extent necessary to render it enforceable.

            e) In an action to enforce or challenge these Covenant Not-to-Compete and No Solicitation provisions, the prevailing party is entitled to recover its attorney's fees and costs.

            f) By signing this Agreement, the Executive acknowledges that he/she understands the effects of these Covenant Not-to-Compete and No Solicitation provisions and agrees to abide by them.

      6. TERMINATION

      (a) Death. The Executive's employment hereunder shall terminate upon his/her death.

      (b) Disability. If during the Term or Renewal Period(s) the Executive becomes physically or mentally disabled in accordance with the terms and conditions of any disability insurance policy covering the Executive, or, if due to such physical or mental disability the Executive becomes unable for a period of more than six (6) consecutive months to perform his/her duties hereunder on substantially a full-time basis as determined by the Company in its sole reasonable discretion, the Company may, at its option, terminate the Executive's employment hereunder upon not less than thirty (30) days' written notice.

      (c) Cause. The Company may terminate the Executive's employment hereunder for Cause effective immediately upon notice. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder:
(i) if the Executive engages in conduct which has caused or is reasonably likely to cause demonstrable and serious injury to Company; (ii) if the Executive is convicted of a felony as evidenced by a binding and final judgment, order, or decree of a court of competent jurisdiction; (iii) for the Executive's neglect of his/her duties hereunder or the Executive's refusal to perform his/her duties or responsibilities hereunder as determined by the Company's Board of Directors in good faith; (iv) consistent failure to achieve goals established by the Board of Directors or their designee(s); (v) gross incompetence; (vi) for the Executive's violation of this Agreement, including, without limitation, Section 5 hereof; (vii) chronic absenteeism; (viii) for use of illegal drugs; (ix) insobriety by the Executive while performing his or her duties hereunder; and
(x) for any act of dishonesty or falsification of reports, records, or information submitted by the Executive to the Company.

         (d) Payments Upon Termination. In the event of a termination of the Executive's employment pursuant to Section 6 or by the Executive, all payments and Company benefits to the Executive hereunder, except the payments (if any) provided below, shall immediately cease and terminate. In the event of an early termination


Executive/Term                   Sykes Enterprises, Incorporated    [ILLEGIBLE]
Revised February 2002                     Page Number 4                 Initial

                                                                Charles E. Sykes
                             General Manager and Senior Vice President, Americas


by the Company of the Executive's employment with the Company for any reason other than pursuant to Section 6(A)(B)(C), the Company shall pay the Executive an amount equal to the Liquidated Damages defined in (e) below (in lieu of actual damages) for the early termination of his/her employment. In the event of a termination of the Executive's employment for any reason other than pursuant to Section 6(A)(B)(C), the Covenant Not-to-Compete set forth in Section 5 hereof shall remain in full force and effect for the period set forth in (e) below. If the Company terminates the Executive's employment pursuant to Section 6(A)(B)(C) or the Executive terminates such employment, the Executive shall not be entitled to any Liquidated Damages and the Covenant Not-to-Compete set forth in Section 5 hereof shall remain in full force and effect as set forth in (e) below. Notwithstanding anything to the contrary herein contained, and in addition to any other compensation to which the Executive may be entitled to receive pursuant to this Agreement, the Executive shall receive all compensation and other benefits to which he or she was entitled under this Agreement or otherwise as an executive of the Company through the termination date. Executive shall not be entitled to any Liquidated Damages in the event the Company does not terminate this Agreement but elects not to renew this Agreement as permitted by
Section 2 hereof.

      (e) Liquidated Damages and Non-Competition/Solicitation. The Liquidated Damages ("Liquidated Damages") amount, if due as provided above, shall be equal to the weekly amount stated as Base Salary on Exhibit A, through the end of the Term or Renewal Period of the Agreement or for fifty two (52) weeks, whichever is greater. The provisions of Section 5 (the "Non-Competition/Solicitation Provisions") shall survive the early termination of this Agreement, by either party, and for any reason, through the end of the Term or Renewal Period of the Agreement or for fifty two (52) weeks, whichever is greater. Provided, however, the Company may elect, in its sole discretion, to release the Executive from all or any portion of the term of the Covenant Not-to-Compete set forth in Section 5 hereof. In the event the Company elects to release the Executive from such covenants, the amount of Liquidated Damages payable hereunder, if any, shall be reduced by an amount equal to the weekly amount stated as Base Salary on Exhibit A, times the number of weeks the Company has elected to release the Executive from such covenants. Provided however, notwithstanding anything herein to the contrary, the amount of Liquidated Damages shall not be less than the weekly amount stated as Base Salary on Exhibit A, times the number of weeks remaining between the early termination date and the end of the Term or Renewal Period. The amount of Liquidated Damages shall be paid biweekly in equal installments over such period. Not withstanding anything here to the contrary, the Non-Solicitation restrictions set forth in Section 5(c)(4) shall survive the termination of this Agreement and remain in effect for the greater of fifty two
(52) full weeks following termination or the full stated Term or Renewal Period of this Agreement.

      (f) Condition Precedent to Receipt of Liquidated Damages. Executive expressly agrees that in the event of a termination of this Agreement prior to the expiration of the Term or Renewal Period, Executive will execute an agreement containing the waiver and release provisions set forth on Exhibit "B." Executive agrees and acknowledges that the execution of such an agreement upon termination prior to the expiration of the Term or Renewal Period, is a condition precedent to the obligation of the Company to pay any Liquidated Damages hereunder. The provisions set forth in Exhibit "B" provide for the release and waiver of important rights and/or claims that Executive might have against the Company at the time of any early termination of this Agreement. Executive hereby represents and warrants that he /she has read the attached Exhibit "B" and fully and completely understands the provisions thereof.

      7. NOTICE. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when hand-delivered, sent by telecopier, facsimile transmission, or other electronic means of transmitting written documents (as long as receipt is acknowledged) or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive, to the address set forth on the signature page.

     If to the Company:        Sykes Enterprises, Incorporated
                               100 North Tampa Street, Suite 3900
                               Tampa, Florida 33602
                               Attention:  Group Executive and Sr. VP Human
                                           Resources


Executive/Term                   Sykes Enterprises, Incorporated    [ILLEGIBLE]
Revised February 2002                     Page Number 6                 Initial

                                                                Charles E. Sykes
                             General Manager and Senior Vice President, Americas


                               with a copy to:

                               Sykes Enterprises, Incorporated
                               100 North Tampa Street, Suite 3900
                               Tampa, Florida 33602
                               Attention:  General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon receipt.

      8. ENFORCEMENT AND GOVERNING LAW. It is stipulated that a breach by Executive of the restrictive covenants set forth in Sections 4 and 5 of this Agreement will cause irreparable damage to Company or its Clients, and that in the event of any breach of those provisions, Company is entitled to injunctive relief restraining Executive from violating or continuing a violation of the restrictive covenants as well as other remedies it may have. Additionally, such covenants shall be enforceable against the Executive's successors or assigns or by successor assigns.

            The validity, interpretation, construction, and performance of this Agreement shall be governed by the internal laws of the State of Florida. Any litigation to enforce this Agreement shall be brought in the state or federal courts of Hillsborough County, Florida, which is the principal place of business for Company and which is considered to be the place where this Agreement is made. Both parties hereby consent to such courts' exercise of personal jurisdiction over them.

      9. ARBITRATION OF DISPUTES.

      (a) Duty to Arbitrate. Except for any claim by the Company to enforce the restrictive covenants set forth in Sections 4 and 5 above, Company and Executive agree to resolve by binding arbitration any claim or controversy arising out of or related to Executive's employment by Company or this Agreement, to include all matters directly or indirectly related to your recruitment, employment or termination of employment by the Company including, but not limited to claims involving laws against discrimination whether brought under federal and /or state law, and/or claims involving co-employees but excluding workers compensation claims, whether such claim is based in contract, tort, statute, or any other legal theory, including any claim for damages, equitable relief, or both. The duty to arbitrate under this Section extends to any claim by or against any officer, director, shareholder, employee, agent, representative, parent, subsidiary, affiliate, heir, trustee, legal representative, successor, or assign of either party making or defending any claim that would otherwise be arbitrable under this Section. However, this Section shall not be interpreted to preclude either party from petitioning a court of competent jurisdiction for temporary injunctive relief, solely to preserve the status quo pending arbitration of the claim or controversy, upon a proper showing of the need for such relief.

      (b) The Arbitrator. A single arbitrator will conduct the arbitration in Tampa, Florida, U.S.A., in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), and judgment upon the written award rendered by the arbitrator may be entered in any court of competent jurisdiction. Notwithstanding the application of the Rules, however, discovery in the arbitration, including interrogatories, requests for production, requests for admission, and depositions, will be fully available and governed by the Federal Rules of Civil Procedure and Local Rules of the United States District Court for the Middle District of Florida. The parties may agree upon a person to act as sole arbitrator within thirty (30) days after submission of any claim or controversy to arbitration pursuant to this Section. If the parties are unable to agree upon such a person within such time period, an arbitrator shall be selected in accordance with the Rules. The arbitrator will not have the power to award punitive or exemplary damages.


Executive/Term                   Sykes Enterprises, Incorporated    [ILLEGIBLE]
Revised February 2002                     Page Number 7                 Initial

                                                                Charles E. Sykes
                             General Manager and Senior Vice President, Americas


      (c) Limitations Period. The parties agree that any claim or controversy that would be arbitrable under this Section must be submitted to arbitration within one (1) year after the claim or controversy arises and that a failure to institute arbitration proceedings within such time period shall constitute an absolute bar to the institution of any proceedings, in arbitration or in any court, and a waiver of all such claims. This Section will survive the expiration or early termination of this Agreement.

      (d) Governing Law. This Agreement shall be governed in its construction, interpretation, and performance by the laws of the State of Florida, without reference to law pertaining to conflict of laws. However, the Federal Arbitration Act, as amended, will govern the interpretation and enforcement of this Section.

      (e) Attorneys' Fees. The prevailing party in any arbitration or dispute, or in any litigation, arising out of or related to Executive's employment by Company or this Agreement, shall be entitled to recover all costs and reasonable attorneys' fees incurred on all levels and in all proceedings, including, but not limited to, arbitration, filing, hearing, processing, and witness fees, and any other costs and fees incurred, in any investigations, arbitrations, trials, bankruptcies, and appeals.

      (f) Severability. Each part of this Section is severable. A holding that any part of this Section is unenforceable will not affect the duty to arbitrate under this Section.

      10. MISCELLANEOUS. No provision of this Agreement may be modified or waived unless such waiver or modification is agreed to in writing signed by the parties hereto; provided, however, that the terms of the performance bonus and fringe benefits set forth or Exhibit A may be amended by the Company in its discretion without the Executive's consent to the extent provided therein. No waiver by any party hereto of any breach by any other party hereto shall be deemed a waiver of any similar or dissimilar term or condition at the same or at any prior or subsequent time. This Agreement is the entire agreement between the parties hereto with respect to the Executive's employment by the Company and there are no agreements or representations, oral or otherwise, expressed or implied, with respect to or related to the employment of the Executive which are not set forth in this Agreement. Any prior agreement relating to the Executive's employment with the Company is hereby superseded and void, and is no longer in effect. This Agreement shall be binding upon and inure to the benefit of the Company, its respective successors and assigns, and the Executive and his/her heirs, executors, administrators and legal representatives. Except as expressly set forth herein, no party shall assign any of his/her or its rights under this Agreement without the prior written consent of the other party and any attempted assignment without such prior written consent shall be null and void and without legal effect. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, the Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced accordingly. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute but one and the same instrument. This Agreement has been negotiated and no party shall be considered as being responsible for such drafting for the purpose of applying any rule construing ambiguities against the drafter or otherwise.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SYKES ENTERPRISES, INCORPORATED                 EXECUTIVE


By:  /s/ Jenna R. Nelson                        /s/ Charles E. Sykes
     -----------------------------              --------------------------------
                                                Address:

                                                --------------------------------

                                                --------------------------------


Executive/Term or Renewal Period       Sykes Enterprises, Incorporated
Revised February 2002                     Page Number 8

                                                                Charles E. Sykes
                             General Manager and Senior Vice President, Americas

                        Exhibit A to Employment Agreement

This Exhibit A is attached to and made a part of that certain Amended and Restated Employment Agreement effective February 18, 2002 (the "Employment Agreement"), entered into by and between Sykes Enterprises, Incorporated (the "Company") and Charles E. Sykes (the "Executive"), which supercedes and replaces all other Exhibit A's to the Employment Agreement.

Effective Date:                  February 18, 2002

Term:                            Through March 5, 2004

Base Salary:                     $3,075.58 per week through 3/5/02
                                 $4,178.85 per week effective 3/6/02

Performance Bonus:               0%- 53%of annual base salary

                                 Performance bonus payments will be made in accordance with the Company's standard policy for the payment of performance bonuses.

Fringe Benefits:                 Standard executive fringe benefits

Renewal Notice Period            One Hundred Eighty (180) days

Stock Options:                   100,000 incentive options under the 2001 Equity
                                 Incentive Plan effective March 18, 2002


THE COMPANY RESERVES THE RIGHT, AT ITS SOLE DISCRETION, AT SUCH TIME OR TIMES AS IT ELECTS, TO CHANGE OR ELIMINATE BONUSES OR OTHER BENEFITS.

IN WITNESS WHEREOF, the parties have executed this Exhibit A to the Employment Agreement as of the 18th day of February, 2002.

SYKES ENTERPRISES, INCORPORATED                        EXECUTIVE


By:  /s/ Jenna R. Nelson                               /s/ Charles E. Sykes
     -----------------------------                     -------------------------

                        EXHIBIT B TO EMPLOYMENT AGREEMENT

                               WAIVER AND RELEASE

      Employee agrees as follows:

      a. Employee agrees to release and forever discharge by this Agreement the Employer from all liabilities, causes of actions, charges, complaints, suits, claims, obligations, costs, losses, damages, injuries, rights, judgments, attorneys' fees, expenses, bonds, bills, penalties, fines, and all other legal responsibilities of any form whatsoever whether known or unknown, whether suspected or unsuspected, whether fixed or contingent, whether in law or in equity, including but not limited to those arising from any acts or omissions occurring prior to the effective date of this Agreement, including those arising by reason of any and all matters from the beginning of time to the present, arising out of his past employment with, compensation during, and separation from Employer. Employee specifically releases claims under all applicable state and federal laws, including but not limited to, Title VII of the Civil Rights Act of 1964 as amended, the Fair Labor Standards Act, the Rehabilitation Act of 1973, the Family Medical Leave Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Reconciliation Act of 1986, the Americans with Disabilities Act, the Florida Civil Rights Act of 1992, the Workers' Compensation Act, the Equal Pay Act, the Age Discrimination in Employment Act of 1967 (Title 29, United States Code, Section 621, et seq.) ("ADEA"), as well as all common law claims, whether arising in tort or contract.

      b. In addition to the other provisions in this Agreement, Employee acknowledges that the information in the following paragraphs is included for the express purpose of complying with the Older Workers' Benefits Protection Act, 29 U.S.C. ss.626(f):

            i. I,_______, was over 40 years of age when I separated my employment and when I signed this Agreement. I realize there are many laws and regulations prohibiting employment discrimination or otherwise regulating employment or claims related to employment pursuant to which I may have rights or claims, including the Age Discrimination in Employment Act of 1967, as amended (the "ADEA"). I hereby waive and release any rights or claims I may have under the ADEA.

            ii. By signing this Agreement, I state that I am receiving compensation and benefits to which I was not otherwise entitled. I am waiving and releasing all claims against Employer that I may have based on my age. I am not waiving any claim or action under the ADEA based upon rights or claims that may arise after the date I sign this Agreement.

            iii. I am being given continued compensation and benefits in exchange for the release and waiver of all claims that I am agreeing to herein. This continued compensation is in addition to anything of value to which I am already entitled in that I am receiving this continued compensation without having to perform services of an equal value.


Exhibit B to Employment Agreement   Sykes Enterprises, Incorporated
Waiver and Release                                                   [ILLEGIBLE]

Revised February 2002               Page Number 1                      Initial

            iv. I was informed in writing that I could consult with an attorney before signing this Agreement. I acknowledge that I was given the opportunity to consider this Agreement for twenty-one (21) days before signing it, and, if I sign it, to revoke it for a period of seven (7) days thereafter. Regardless of when I signed this Agreement, I acknowledge that my seven-day period will not be waived. No payments will be made to me until after the seven-day revocation period expires.

      c. Employee shall not disclose, either directly or indirectly, any information whatsoever regarding any of the terms or the existence of this Agreement or of any other claim Employee may have against the Employer, to any person or organization, including but not limited to members of the press and media, present and former employees of the Employer, companies who do business with the Employer, or other members of the public. The only exceptions to Employee's promise of confidentiality herein is that Employee may reveal such terms of this Agreement as are necessary to comply with a request made by the Internal Revenue Service, as otherwise compelled by a court or agency of competent jurisdiction, as allowed and/or required by law, or as necessary to comply with requests from Employee's accountants or attorneys for legitimate business purposes.

      d. Employee shall refrain from making any written or oral statement or taking any action, directly or indirectly, which Employee knows or reasonably should know to be disparaging or negative concerning the Employer except as allowed or required by law. Employee also shall refrain from suggesting to anyone that any written or oral statements be made which Employee knows or reasonably should know to be disparaging or negative concerning the Employer, or from urging or influencing any person to make any such statement. This provision shall include, but not be limited to, the requirement that Employee refrain from expressing any disparaging or negative opinions concerning the Employer, Employee's separation from the Employer, any of the Employer's officers, directors, or employees, or any other matters relative to the Employer's reputation as an employer. Employee's promises in this subsection, however, shall not apply to any judicial or administrative proceeding in which Employee is a party or has been subpoenaed to testify under oath by a government agency or by any third party.

      e. Beginning on the date of this Agreement and continuing at all times hereafter, Employee and Employer shall, without any additional compensation except as provided herein, provide each other with full cooperation and reasonable assistance in connection with Employer's defense of (i) any litigation against Employer, its officers, its subsidiaries, or its affiliates pending as of the date hereof or (ii) any other litigation against Employer, its officers, its subsidiaries, or its affiliates arising out of or relating to any circumstance, fact, event, or omission alleged to occur while Employee was employed by Employer. Employee shall at all times promptly be reimbursed by Employer for any and all out-of-pocket expenses, including travel expenses, that may be incurred by Employee in providing such cooperation and assistance, and to the extent that Employee provides any such assistance or cooperation after the Post-Employment Period, the Employee also shall be compensated for his time in providing such cooperation and assistance at a rate equivalent to a per diem based upon his base salary as in effect under the Employment Agreement as of the date hereof. Such cooperation and assistance shall include, but not be limited to, access for research, being available for consultation, for deposition and trial testimony, and for availability and execution of discovery-related documents such as interrogatories, affidavits, requests for production, requests for admissions, and responses to each, as deemed necessary. Employee and Employer further agree to provide their good will and good faith in providing honest and forthright cooperation in all other


Exhibit B to Employment Agreement   Sykes Enterprises, Incorporated
Waiver and Release                                                   [ILLEGIBLE]

Revised February 2002               Page Number 2                      Initial
aspects of their defense of any such litigation.

      EFFECTIVE DATE. This Agreement may be revoked by the Employee for a period of seven (7) days following the execution of the Agreement, and the Agreement shall not become effective or enforceable until the revocation period has expired.

      IN WITNESS WHEREOF, and intending to be legally bound, the Employer by its authorized representative, and Employee, execute this Employment Waiver and Release, by signing below voluntarily and with full knowledge of the significance of all its provisions.

      PLEASE READ CAREFULLY. THIS EMPLOYMENT WAIVER AND RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


Exhibit B to Employment Agreement   Sykes Enterprises, Incorporated
Waiver and Release                                                   [ILLEGIBLE]

Revised February 2002               Page Number 3                      Initial